[SUTHERLAND ASBILL

& BRENNAN LLP]

April 25, 2008

State Farm Life Insurance Company

One State Farm Plaza

Bloomington, IL 61710-0001

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 19 to the registration statement on Form N-6 for State Farm Life Insurance Company Variable Life Separate Account (File No. 333-19521). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ W. Thomas Conner
W. Thomas Conner, Esq.